UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2026

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-16671

Delaware	23-3079390
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1 West First Avenue Conshohocken PA	19428-1800
(Address of principal executive offices)	(Zip Code)

(610) 727-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes due 2028	COR28	New York Stock Exchange (NYSE)
3.625% Senior Notes due 2032	COR32	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On February 10, 2026, Cencora, Inc. (the “Company” or “Cencora”) issued a news release announcing that it priced $500,000,000 aggregate principal amount of the Company’s 3.950% Senior Notes due 2029 (the “2029 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.250% Senior Notes due 2030 (the “2030 Notes”), $500,000,000 aggregate principal amount of the Company’s 4.600% Senior Notes due 2033 (the “2033 Notes”), $1,000,000,000 aggregate principal amount of the Company’s 4.900% Senior Notes due 2036 (the “2036 Notes”) and $500,000,000 aggregate principal amount of the Company’s 5.650% Senior Notes due 2056 (the “2056 Notes” and, together with the 2029 Notes, the 2030 Notes, the 2033 Notes and the 2036 Notes, the “Notes”) in an underwritten registered public offering. The news release is being furnished with this Current Report as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01. Other Events.

On February 10, 2026, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC on behalf of themselves and as representatives of the several underwriters named therein (the “Underwriters”). The Underwriting Agreement provides for the issuance and sale by the Company, and the purchase by the Underwriters, of the Notes. The Notes will be senior unsecured obligations of the Company. The Underwriting Agreement contains representations, warranties, conditions and covenants of the parties thereto as well as provides for indemnification by each of the Company and the Underwriters against certain liabilities and contribution provisions in respect of those liabilities. Subject to the closing conditions specified in the Underwriting Agreement, the Company expects to consummate the sale of the Notes to the Underwriters on February 13, 2026.

The offer and sale of the Notes have been registered under the Securities Act of 1933, as amended, pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-283481) (the “Shelf Registration Statement”), filed with the Securities and Exchange Commission on November 26, 2024.

If the sale of the Notes is consummated pursuant to the terms set forth in the Underwriting Agreement, the Company estimates that it will receive net proceeds of approximately $2.98 billion (after deducting the underwriting discount and offering expenses) from the sale of the Notes. The Company intends to use the net proceeds of the offering to repay amounts outstanding under the 364-Day Term Credit Agreement, dated as of January 12, 2026, by and among the Company, the lenders party thereto, and Citibank, N.A., as administrative agent, pursuant to which the Company obtained a $3.0 billion senior unsecured term loan facility (the “364-Day Term Loan Facility”), and, to the extent any proceeds remain, for general corporate purposes.

Certain of the underwriters and their affiliates have in the past provided, and may in the future provide, investment banking, commercial banking, derivative transactions and financial advisory services to the Company and its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions. Specifically, Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC or their affiliates and certain other underwriters have served as underwriters in connection with past senior note offerings by the Company and may serve similar roles in future securities offerings by the Company. Additionally, the underwriters or their affiliates also serve various roles in the Company’s multi-currency revolving credit facility dated as of June 4, 2025, as amended: JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, serves as administrative agent, JPMorgan Chase Bank, N.A., BofA Securities, Inc., Citibank, N.A., an affiliate of Citigroup Global Markets Inc., Wells Fargo Securities, LLC, BNP Paribas Securities Corp. and Societe Generale, an affiliate of SG Americas Securities, LLC, serve as joint lead arrangers and joint bookrunners; Bank of America, N.A., an affiliate of BofA Securities, Inc., Citibank, N.A., Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, BNP Paribas, an affiliate of BNP Paribas Securities Corp., and Societe Generale serve as syndication agents; Toronto-Dominion Bank, New York Branch, an affiliate of TD Securities (USA) LLC, serves as documentation agent; and Truist Bank, an affiliate of Truist Securities, Inc., serves as a lender. As of December 31, 2025, there were $220.0 million of borrowings outstanding under the Company’s commercial paper program, which is fully backed by the Company’s multi-currency revolving credit facility. The underwriters or their affiliates also serve various roles in the Company’s commercial paper program: Wells Fargo Securities, LLC serves as a dealer. Wells Fargo Bank, National Association is an uncommitted purchaser and a purchasing agent and related committed purchaser under the Company’s receivables securitization facility. As of December 31, 2025, the Company’s subsidiary, Amerisource Receivables Financial Corporation, had no borrowings outstanding under the receivables securitization facility. Additionally, certain of the underwriters or their affiliates also serve as lenders, agents and in other capacities under the Company’s credit facilities. Certain of the underwriters or their affiliates serve as lenders, agents and in other capacities under the Company’s Term Loan Facility dated as of November 26, 2024: Bank of America, N.A. serves as administrative agent, BofA Securities, Inc., Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC serve as joint lead arrangers and joint bookrunners; Citibank, N.A., JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association serve as syndication agents; and BNP Paribas, Scotia Financing (USA) LLC, an affiliate of Scotia Capital (USA) Inc., Toronto-Domininon Bank, New York Branch, and Truist Bank serve as lenders. Certain of the underwriters or their affiliates serve as lenders, agents and in other capacities under the 364-Day Term Loan Facility, dated as of January 12, 2026: Citibank, N.A. serves as administrative agent and as a lender, Bank of America, N.A., JPMorgan Chase Bank, N.A, Wells Fargo Bank, National Association, BNP Paribas, The Bank of Nova Scotia, an affiliate of Scotia Capital (USA) Inc., Toronto-Dominion Bank, New York Branch, Truist Bank and First National Bank of Pennsylvania, an affiliate of FNB America Securities LLC, serve as lenders. Certain of the underwriters or their affiliates serve as lenders, agents and in other capacities under the Term Credit Agreement, dated as of January 12, 2026: JPMorgan Chase Bank, N.A. serves as administrative agent and as a lender, Citibank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association serve as lenders BNP Paribas, Scotia Financing (USA) LLC, Toronto-Dominion Bank, New York Branch, and Truist Bank. Citigroup Global Markets Inc. served as lead financial advisor to the Company in connection with the acquisition of OneOncology, and J.P. Morgan Securities LLC also served as financial advisor. In addition, U.S. Bancorp Investments, Inc., one of the underwriters, is an affiliate of the trustee under the indentures governing the Notes.

The foregoing is a brief description of certain terms of the Underwriting Agreement and, by its nature, is incomplete. It is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 to this Current Report and incorporated herein by reference. The Underwriting Agreement is also filed with reference to, and is hereby made an exhibit to, the Shelf Registration Statement.

Forward-Looking Statements

Certain of the statements contained in this Current Report on Form 8-K are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). Words such as “aim,” “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “on track,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “sustain,” “synergy,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances and speak only as of the date hereof. These statements are not guarantees of future performance and are based on assumptions and estimates that could prove incorrect or could cause actual results to vary materially from those indicated. A more detailed discussion of the risks and uncertainties that could cause the Company’s actual results to differ materially from those indicated is included in the “Risk Factors” and “Management’s Discussion and Analysis” sections in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and elsewhere in that report and other reports filed by the Company pursuant to the Securities Exchange Act. The Company undertakes no obligation to publicly update or revise any forward-looking statements, except as required by the federal securities laws.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of February 10, 2026, by and among Cencora, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters listed in Schedule 1 thereto.
99.1	News release of Cencora, Inc., dated February 10, 2026.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cencora, Inc.

February 11, 2026	By:	/s/ James F. Cleary
		Name:	James F. Cleary
		Title:	Executive Vice President and Chief Financial Officer